Exhibit 99.1

Twilio Appoints Charlie Bell to Twilio Board of Directors

Richard Dalzell Will Not Stand for Re-Election at Twilio’s 2023 Annual Meeting

SAN FRANCISCO – March 30, 2023 – Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today announced that Charlie Bell has been appointed to the Twilio Board of Directors, effective March 28, 2023. Bell is a member of Microsoft’s Senior Leadership Team where he serves as Executive Vice President of Security, Compliance Identity, and Management. Charlie brings decades of experience in the technology industry that will enable him to provide unique insights as Twilio builds the world’s leading Customer Engagement Platform.

“Charlie is one of the most well respected and admired technologists in the world, with a historic career building AWS from the ground up for more than two decades and now running cybersecurity at the world’s largest software company, Microsoft,” said Jeff Lawson. “Charlie’s expertise in both cybersecurity and running infrastructure technology businesses at scale brings an invaluable skill set to the Twilio board. I look forward to Charlie’s contributions to Twilio as we continue to build the leading customer engagement platform serving hundreds of thousands of businesses and millions of developers each year.”

“Twilio is committed to maintaining a strong, engaged Board, and evaluates its composition on an ongoing basis to ensure our Board reflects the appropriate diversity of viewpoints, experiences and backgrounds to oversee the Company’s evolving business needs,” said Jeff Epstein, Lead Independent Director of the Board. “Charlie’s experience as a leading expert on cybersecurity as well as his impressive track record of elevating the execution and operations of businesses he’s supported, make him the ideal addition to the Board as we continue to bolster the depth of our security expertise and focus on realizing Twilio’s growth potential.”

Bell currently leads Microsoft’s Security, Compliance, Identity, and Management organization, which aims to develop the protections necessary to stay ahead of threats. Prior to joining Microsoft, Bell was Senior Vice President of Amazon Web Services and a member of Amazon’s S-Team, where he led the general management of AWS services, including product definition, pricing, P&Ls, software development and service operations. It was under his leadership that the AWS business grew to what it is today – the broadest cloud services offering in the world. Prior to AWS, Bell held positions at Oracle and Boeing, including Director of Professional Services and Space Shuttle Flight Interface Engineer, respectively.

“I have had the privilege of working with companies that have redefined the tech sector as we know it,” said Charlie Bell. “I know bold innovation is possible, and as companies of all sizes look for smarter, better and more effective solutions to reach their customers, Twilio is building the infrastructure to meet their needs. I look forward to working with the rest of the Twilio Board and its management team to create the leading customer engagement platform in a world that’s more engaged than ever before.”

In addition, Richard Dalzell has notified the Board that he does not intend to stand for re-election at Twilio’s 2023 Annual Meeting. Following the Annual Meeting, Twilio’s Board will continue to comprise nine directors, eight of whom are independent. Since 2018, Twilio has appointed five new independent directors to the Board.

Lawson concluded, “On behalf of our entire Board and management, I want to thank Rick for his leadership and dedicated service on the Twilio Board. Drawing on his deep experience in the internet informational technology space, Rick provided invaluable guidance to our company as we have continued to evolve to meet the needs of our customers in an increasingly digital landscape. We are grateful for what he’s helped us accomplish and wish him well in his future endeavors.”

About Twilio Inc.

Today's leading companies trust Twilio's Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO), visit: www.twilio.com.

Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding Twilio’s expectations regarding the growth of our platform and solutions. These forward-looking statements are based on Twilio’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include those described in Twilio’s filings with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and Twilio does not undertake any obligation to update or revise these statements, except as may be required by law.

Contacts

Investor Contact:
Bryan Vaniman
ir@Twilio.com

Media Contact:
Caitlin Epstein
press@Twilio.com